EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-35452 of Capitol Federal Financial and Subsidiary (the "Company") on Form S-8 of our report dated December 18, 2003, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP

December 23, 2003

Kansas City, Missouri